UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 22, 2010

EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road PR-1, Km. 24.5 Quebrada Arenas Ward San Juan, Puerto Rico 00926
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01	Other Events.

On April 22, 2010, Eurobank, a subsidiary of EuroBancshares, Inc. (the “Company”), entered into agreements with the Federal Deposit Insurance Corporation (“FDIC”) and the Financial Crimes Enforcement Network (“FinCEN”) in connection with the settlement of certain regulatory compliance matters. The agreements address Eurobank’s compliance with the Bank Secrecy Act (“BSA”) and primarily relate to certain deficiencies in Eurobank’s anti-money laundering program that occurred between April 2005 and December 2008.

The Agreements consist of the following:

•
Stipulation and Consent to the Issuance of Order to Pay by and between Eurobank and the FDIC, under which Eurobank consented to the FDIC’s issuance of an Order to Pay $25,000 in civil money penalties (the “FDIC Agreement”); and

•	Consent to the Assessment of Civil Money Penalty by and between Eurobank and FinCEN, under which Eurobank consented to FinCEN’s assessment of $25,000 in civil money penalties (the “FinCEN Agreement”)

The civil money penalties issued under the FDIC Agreement and the FinCEN Agreement were concurrent and satisfied by a single payment of $25,000 by Eurobank to the United States Department of the Treasury on April 22, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date: April 28, 2010	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer